UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2023

ROSE HILL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40900	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

981 Davis Drive NW, Atlanta, GA 30327
(Address of principal executive offices) (Zip Code)

(607) 279 2371
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	ROSEU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share	ROSE	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ROSEW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its shareholders at the Meeting (defined below), effective on January 12, 2023, Rose Hill Acquisition Corporation’s (the “Company”) Amended and Restated Articles of Association (the “Articles”) were amended by special resolution. A copy of the amendment to the Articles is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 12, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”). On November 30, 2022, the record date for the Meeting, there were 19,406,250 ordinary shares of the Company outstanding and entitled to be voted at the Meeting (consisting of 14,375,000 Class A ordinary shares and 5,031,250 Class B ordinary shares), approximately 90.47% of which were represented in person or by proxy at the Meeting.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Meeting are as follows:

1. The Extension Proposal

The shareholders approved the proposal, as a special resolution, to amend the Articles to extend the date by which the Company must complete its initial business combination from January 18, 2023, to July 18, 2023. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,538,271	19,531	—	—

2. The Clarification Proposal

The shareholders approved the proposal, as a special resolution, to amend the Articles to acknowledge and clarify that pursuant to the Articles, approval of the Company’s initial business combination requires an ordinary resolution. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,300,771	19,531	237,500	—

As there were sufficient votes to approve the Extension Proposal and the Clarification Proposal, the “Adjournment Proposal” described in the proxy statement was not presented to shareholders at the Meeting.

Item 8.01.	Other Events.

In connection with the votes to approve the Extension Proposal and the Clarification Proposal, the holders of 14,118,106 Class A ordinary shares of the Company properly exercised their right to redeem their shares. Following such redemption, the amount of funds remaining in the Company’s trust account is approximately $2.8 million.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Articles of Association of Rose Hill Acquisition Corporation, effective as of January 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE HILL ACQUISITION CORPORATION

	By:	/s/ Albert Hill IV
Name: Albert Hill IV
Title: Co-Chief Financial Officer and Director
Date: January 13, 2023